Exhibit 10.1

REINSURANCE GROUP OF AMERICA, INCORPORATED
FLEXIBLE STOCK PLAN
PERFORMANCE CONTINGENT SHARE AGREEMENT
Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and ____________ (“Employee”), hereby agree as follows:
SECTION 1
GRANT OF PERFORMANCE SHARES
Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended and restated effective May 23, 2017 (the “Plan”), and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to Employee, effective ____________ (the “Date of Grant”), subject to the terms, conditions and limitations stated in this Performance Contingent Share Agreement (this “Agreement”), the Plan and the Company’s Executive Compensation Recoupment Policy (as discussed in Section 6(c)), an award of performance contingent shares with respect to ________ shares of Common Stock (“Shares”). The performance contingent shares awarded to Employee in this Agreement are referred to herein as “Performance Shares.” The number of Performance Shares granted under this Section 1 is referred to in this Agreement as the “Target Grant.”
SECTION 2
TERMS OF GRANT
(a)Performance Period. The performance period for this award is the three (3) year period beginning January 1 of the year of grant, and ending December 31 of the second year following the year of grant (i.e., year 3) (the “Performance Period”).

(b)Payment.

(1)Performance Shares Payable In Common Stock. Subject to early termination of this Agreement pursuant to Sections 4(b) or 5 below, as soon as practicable following the end of the Performance Period, the Company shall determine the Three-Year Operating Return on Adjusted Stockholders’ Equity (as defined in Section 3(c)), Adjusted Book Value per Share (as defined in Section 3(d)) and Cumulative Three-Year Adjusted Operating Income (as defined in Section 3(e)) over such Performance Period. On or after January 1 but no later than December 31 following the last day of the Performance Period, the Company will deliver to Employee one (1) Share of the Company’s Common Stock for each Performance Share earned under this Agreement; provided, however, that any fractional Performance Share shall be paid in cash equal to such fraction of the Fair Market Value of a Share of Common Stock on the date of payment.
(2)Dividend Equivalents. Performance Shares shall not include dividend equivalent payments or dividend credit rights.

SECTION 3
PERFORMANCE CRITERIA AND ADJUSTMENTS
(a)Performance Criteria. The measures and weights for the grant of Performance Shares subject to this Agreement are set forth in a memorandum provided to Employee by the Company.

(b)Adjustment of Target Grant. The Target Grant will be adjusted at the end of the Performance Period as follows:
(1)Thirty-three and one-half percent (33.5%) of the number of Performance Shares in the Target Grant will increase or decrease based upon the Company’s Three-Year Operating Return on Adjusted Stockholders’ Equity over the Performance Period;
(2)Thirty-three percent (33%) of the number of Performance Shares in the Target Grant will increase or decrease based upon the Company’s Adjusted Book Value per Share over the Performance Period; and
(3)Thirty-three and one-half percent (33.5%) of the number of Performance Shares in the Target Grant will increase or decrease based upon the Company’s Cumulative Three-Year Adjusted Operating Income over the Performance Period.

In no event will Employee be entitled to receive a total number of Shares with respect to Performance Shares in excess of 200% of the Target Grant, even if the Company’s Three-Year Operating Return on Adjusted Stockholders’ Equity, Adjusted Book Value per Share, or Cumulative Three-Year Adjusted Operating Income during the Performance Period exceeds the maximum percentages established for any such measure.
(c)Three-Year Operating Return on Adjusted Stockholders’ Equity. “Three-Year Operating Return on Adjusted Stockholders’ Equity” for the Performance Period is the cumulative adjusted operating income for the three-year Performance Period divided by average adjusted stockholders’ equity. Adjusted stockholders’ equity represents total stockholders’ equity excluding accumulated other comprehensive income. The average of adjusted stockholders’ equity will use monthly data points during the three-year measurement period. Three-Year Operating Return on Adjusted Stockholders’ Equity, adjusted operating income and stockholders’ equity excluding accumulated other comprehensive income are non-GAAP financial measures.

(d)Adjusted Book Value per Share. “Adjusted Book Value per Share” for the three-year Performance Period is the Company’s adjusted stockholders’ equity divided by the end of period outstanding shares of Common Stock. Adjusted Book Value per Share and stockholders’ equity excluding accumulated other comprehensive income are non-GAAP financial measures.

(e)Cumulative Three-Year Adjusted Operating Income. “Cumulative Three-Year Adjusted Operating Income” for the three-year Performance Period is the net income excluding substantially all of the after-tax effects of net investment related gains and losses, changes in the fair value of certain embedded derivatives and related deferred acquisition costs, any net gain or loss from discontinued operations, the cumulative effect of any accounting changes occurring after the targets have been established, and other items that management and the Committee believe are not indicative of the Company’s ongoing operations. Cumulative Three-Year Adjusted Operating Income is a non-GAAP financial measure. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

SECTION 4
CONDITIONS AND LIMITATIONS ON RIGHT TO RECEIVE
PERFORMANCE SHARES OR COMMON SHARES

(a)Demotion or Transfer. In the event that Employee is demoted or transferred to a position with the Company or any of its Affiliates in which Employee is not eligible to participate in the Plan prior to the expiration of the Performance Period, as determined by the Committee in its sole discretion, this Agreement will terminate and be of no further force or effect and the Performance Shares awarded to Employee hereunder shall be forfeited.

(b)Termination of Employment.

(1)Death, Disability or Retirement. If Employee ceases to be employed by the Company or any of its Affiliates prior to the expiration of the Performance Period due to death, Disability or Retirement, Employee (or, in the event of Employee’s death, the legal representative of Employee’s estate or revocable living trust) shall receive a pro rata proportion of the Shares that would have been issued to Employee under this Agreement, determined by multiplying such Shares by a fraction, the numerator of which is the number of calendar months in the Performance Period during which Employee’s employment continued, and the denominator of which is the number of months in the Performance Period. Such pro rata proportion shall be paid to Employee (or, in the event of Employee’s death, the legal representative of Employee’s estate or revocable living trust) at the same time and in the same manner as specified in Section 2(b) above. Employment for any portion of a calendar month shall be deemed employment for that calendar month. For purposes of this Agreement, (i) “Disability” shall mean disability as defined in any long-term disability plan maintained by the Company or an Affiliate which covers Employee or, in the absence of any such plan, the physical or mental condition of Employee arising during the Performance Period, which in the opinion of a qualified physician chosen by the Company prevents Employee from continuing employment with the Company and its Affiliates, and (ii) “Retirement” shall mean termination of employment with the Company and its Affiliates after Employee has attained a combination of age and years of service that equals at least sixty-five (65); provided that, the maximum number of years of service credited for purposes of this calculation shall be ten (10).

(2)Other Termination. In the event that Employee’s employment with the Company and its Affiliates is terminated prior to payment of the Shares as specified in Section 2(b) above, whether voluntarily or involuntarily, for any reason other than death, Disability or Retirement, this Agreement will terminate and be of no further force or effect and the Performance Shares awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee in its sole discretion.

SECTION 5
CHANGE OF CONTROL

Notwithstanding anything herein to the contrary, in the event a Change of Control occurs during the Performance Period prior to Employee’s death, Disability, Retirement or other termination of employment, the Three-Year Operating Return on Adjusted Stockholders’ Equity, Adjusted Book Value per Share and Cumulative Three-Year Adjusted Operating Income shall be deemed to be the respective Target Grant amounts referenced in Section 3(a). Section 4(b)(2) shall not apply in the case of involuntary termination of Employee’s employment by the Company or an Affiliate following a Change of Control other than for cause. The number of Shares determined in accordance with Sections 1 and 3(a) (and, in the event of Employee’s death, Disability or Retirement prior to the end of the Performance Period, Section 4(b)) shall be delivered to Employee (or, in the event of Employee’s death, the legal representative of Employee’s estate or revocable living trust) at the same time and in the same manner as specified in Section 2(b) above. For purposes of this Section, “cause” shall mean (a) any conduct, act or omission that is contrary to Employee’s duties as an officer or employee of the Company or any of its Affiliates, or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (b) employment of Employee by or association of Employee with an organization that competes with the Company or any of its Affiliates.
SECTION 6
MISCELLANEOUS

(a)    Rights in Shares Prior to Issuance. Prior to issuance of Shares in accordance with Section 2(b), neither Employee nor his or her legatees, personal representatives or distributees (i) shall be deemed to be a holder of any Shares represented by the Performance Shares awarded hereunder or (ii) have any voting rights with respect to any such Shares.

(b)     Non-assignability. The Performance Shares shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution; provided that, Employee may transfer the Performance Shares during his or her lifetime to a revocable living trust of which Employee is grantor, or to another form of trust indenture of which Employee is a grantor or a beneficiary.

(c)    Recoupment. The awards granted pursuant to this Agreement are subject to the terms and conditions contained in the Company’s Executive Compensation Recoupment Policy (the “Recoupment Policy”), which permits the Company to recoup all or a portion of awards made to certain employees upon the occurrence of any Recoupment Event (as defined in the Recoupment Policy).

(d)     Securities Law Requirements. The Company shall not be required to issue Shares pursuant to this Agreement unless and until (i) such Shares have been duly listed upon each stock exchange on which the Company’s Common Stock is then registered and (ii) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective.
(e)    Designation of Beneficiaries. Employee may file with the Company a written designation of a beneficiary or beneficiaries to receive, in the event of Employee’s death, the Shares determined in accordance with Section 4(b) and subject to all of the provisions of this Agreement. An Employee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive Shares, the Committee may recognize only receipt of such Shares by the personal representative of the estate of Employee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(f)    Changes in Capital Structure. If there is any change in the Common Stock by reason of any extraordinary dividend, stock dividend, spin‑off, split‑up, spin‑out, recapitalization, warrant or rights issuance or combination, exchange or reclassification of shares, merger, consolidation, reorganization, sale of substantially all assets or, in the Committee’s sole discretion, other similar or relevant event, then the number, kind and class of shares available for Performance Shares and the number, kind and class of shares subject to outstanding Performance Shares, as applicable, shall be appropriately adjusted by the Committee. The issuance of shares of Common Stock for consideration and the issuance of common stock rights shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.

(g)    Right to Continued Employment. Nothing in this Agreement shall confer on Employee any right to continued employment or interfere with the right of an employer to terminate Employee’s employment at any time.

(h)    Tax Withholding. Employee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state and local tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold Shares having a Fair Market Value on the date of withholding equal to the tax withholding obligation.

(i)    Copy of Plan. By signing this Agreement, Employee acknowledges receipt of a copy of the Plan and any offering circular related to the Plan.
(j)    Choice of Law; Venue. This Agreement will be governed by the laws of the State of Missouri, without giving regard to the conflict of law provisions thereof. Any legal action arising out of this Agreement may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.

(k)    Execution. An authorized representative of the Company has signed this Agreement, and Employee has signed this Agreement to evidence Employee’s acceptance of the award on the terms specified in this Agreement and the Plan, all as of the Date of Grant.
(l)    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, in the event that Employee is determined to be a specified employee within the meaning of Section 409A of the Code, any payment on account of termination of employment shall be made on the first payroll date which is more than six months following the date of Employee’s termination of employment to the extent required to avoid any adverse tax consequences under Section 409A of the Code. To the extent necessary for compliance with Code Section 409A, references to termination of employment under this Agreement shall mean a “separation from service” within the meaning of Section 409A of the Code.
SECTION 7
TERMS OF THE PLAN

This award is granted under and is expressly subject to all the terms and provisions of the Plan, which terms are incorporated herein by reference. Capitalized terms used and not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Plan.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of ________, ____.
Reinsurance Group of America, Incorporated
By: ____________________________
Anna Manning
President & Chief Executive Officer
Employee
_______________________________
Name: